UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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DELCATH SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)
ROBERT B. LADD LADDCAP VALUE ASSOCIATES LLC LADDCAP VALUE PARTNERS LP
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LADDCAP VALUE PARTNERS LP
650 Fifth Avenue, Suite 600
New York, New York 10019
info@laddcapvalue.com
(212) 259-2070 (tel)
(212) 259-2052 (fax)

August 3, 2006

Dear Fellow Delcath Stockholders:

IT IS TIME FOR A CHANGE AT DELCATH

As you may know, Laddcap Value Partners LP, Delcath’s largest stockholder, has been active in trying to help Delcath realize its true potential.  In continuing our efforts, we believe that certain changes are necessary at the board level to speed testing of Delcath’s valuable technology, expand the product line and communicate Delcath’s inherent value to the medical and investment communities.

To effect these changes, we have initiated a consent solicitation. Our consent solicitation seeks to, among other things, remove all the current directors from Delcath’s board and to replace them with new unaffiliated directors. We believe our proposed slate of unaffiliated directors has the necessary skills, resources, and relevant experience to effectively see Delcath through its next stage of development. Moreover, we believe that our proposed directors have the contacts to help facilitate additional trials, as well as the requisite history and knowledge of Delcath to ensure a smooth transition. It is our belief that with the skills, resources and relevant experience of our proposed slate of directors, Delcath’s stockholders will realize the true value of their stock in the near and long-term.

WHAT IS A CONSENT SOLICITATION?

This consent solicitation process allows Delcath’s stockholders, who held Delcath stock on July 27, 2006, the record date for this solicitation, to act by submitting written consents to our proposals in lieu of voting in person or by proxy at an annual or special meeting of stockholders. We believe, if our proposals are passed, it will increase the likelihood of maximum value realization for the benefit of all Delcath stockholders in the near and long-term.

In the near future, you will receive from us a Definitive Consent Solicitation Statement and a BLUE Consent Card. It is important that you act immediately upon receipt of the Definitive Consent Solicitation Statement and the BLUE Consent Card.

CONTACT US

In the interim, we would like the opportunity to discuss our proposals for Delcath with you. We believe it is important to maintain an open and on-going dialogue with stockholders. We want to hear from you, hear your views concerning Delcath and answer any questions that you may have about our proposals or the unaffiliated slate of directors. Therefore, please call, write, fax or email us your name, address, email address and number of shares of Delcath stock you held on July 27, 2006; please also include your phone number. Our contact information is set forth above or you may call our consent solicitor, The Altman Group toll free at (800) 581-5375.

In connection with our solicitation, we have filed, on August 1, 2006, a preliminary consent solicitation statement with the Securities and Exchange Commission (“SEC”). We will prepare and file with the SEC a definitive consent solicitation statement in support of our consent solicitation, and we may file other consent solicitation materials regarding this consent solicitation. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY CONSENT SOLICITATION STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders are able to obtain a free copy of this preliminary consent solicitation statement at the SEC’s website, www.sec.gov. The preliminary consent solicitation statement may also be obtained free of charge from our offices by contacting us via the contact information set forth above.

Laddcap Value Partners LP (“Laddcap”), its affiliates their respective partners and members, Robert B. Ladd and the New Slate of Directors (collectively, the “Laddcap Participants”) are deemed participants in the solicitation of Delcath’s stockholders. Information about the Laddcap Participants is set forth in the preliminary consent solicitation statement, which has been filed with the SEC. The most recent information about Delcath and its current directors and executive officers, and their ownership of Delcath securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Delcath, which was filed with the SEC on April 24, 2006.

Sincerely,

LADDCAP VALUE PARTNERS LP

/s/ Robert B. Ladd
By:___________________________________
Robert B. Ladd, in his capacity as the
managing member of Laddcap Value
Associates LLC, the general partner of
Laddcap Value Partners LP